UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to 240.14a-12

Warwick Valley Telephone Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2009
Proxy Statement
Proposals One and Two
Proposal Three
Report of the Audit Committee to Shareholders
Proposal Four
Corporate Governance
Compensation of Named Executive Officers and Directors
Compensation Discussion and Analysis
2008 SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
Compensation of Directors
2008 Director Summary Compensation Table
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee to Shareholders
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
Section 16(a) Beneficial Ownership Reporting Compliance
Certain Relationships and Related Transactions
Other Matters
Shareholder Proposals for the 2010 Annual Meeting
APPENDIX A

WARWICK VALLEY TELEPHONE COMPANY
47 Main Street
Warwick, New York 10990

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 24, 2009

The Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held on Friday, April 24, 2009, at 2:00 p.m., local time, at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	to fix the number of directors at eight until the next annual meeting of shareholders;

2.	to elect eight directors;

3.	to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009;

4.	to act upon a shareholder proposal from William Steiner to approve the Maximize Value Resolution; and

5.	to transact such other business as may properly be brought before the annual meeting or any adjournment thereof.

As discussed in the accompanying proxy statement, the board of directors recommends you vote:

•	FOR approval to fix the number of directors at eight until the next annual meeting of shareholders;

•	FOR the election of the eight director nominees named in this proxy statement;

•	FOR the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009; and

•	AGAINST the shareholder proposal from William Steiner to approve the Maximize Value Resolution.

The board of directors has fixed the close of business on March 10, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2009

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available to you on the Internet.

The proxy statement and annual report to security holders are available at www.wvtc.com/shareholder.

You may access these materials online by going to www.wvtc.com/shareholder and selecting either 2008 Annual Report or 2009 Proxy Statement.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. If you have any questions, please call our Shareholder Relations Department at (845) 986-2223.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE FOLLOWING INFORMATION:
Attendance at the annual meeting will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

Directions to the annual meeting site are attached to this proxy statement as Appendix A.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Persons entitled to vote shares held by partnerships, corporations, trusts, and other entities must show evidence of that entitlement.

Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors

Joyce A. Stoeberl, Secretary
Warwick, New York
March 30, 2009

Proxy Statement
2009 Annual Meeting of Shareholders
Warwick Valley Telephone Company

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held on Friday, April 24, 2009, at 2:00 p.m., local time, or at any adjournments thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, NY 10924.

Principal Executive Offices

Our principal executive offices are located at 47 Main Street, Warwick, New York 10990, and our telephone number is (845) 986-8080.

Mailing Date

This proxy statement, accompanying form of proxy, notice of annual meeting, and 2008 annual report to shareholders are first being mailed to shareholders on or about March 30, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 24, 2009

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available to you on the Internet.

The proxy statement and annual report to security holders are available at www.wvtc.com/shareholder.

You may access these materials online by going to www.wvtc.com/shareholder and selecting either 2008 Annual Report or 2009 Proxy Statement.

Record Date and Outstanding Shares

Shareholders of record at the close of business on March 10, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, 5,370,780 shares of our common stock, $0.01 par value, were outstanding. This number includes 19,000 shares of restricted stock.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. We have retained the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a professional proxy solicitation firm, which will assist us in delivering proxy material and soliciting proxies for a fee of approximately $7,500 plus customary expenses. Proxies may also be solicited on our behalf, in person or by telephone, facsimile or e-mail, by our officers, directors and employees, none of whom will receive additional compensation for doing so.

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Voting

Each shareholder of our common stock is entitled to one vote for each share held as of the record date. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the annual meeting in accordance with the instructions on such proxy. Unless a shareholder specifically directs otherwise, all shares represented by a proxy will be voted:

•	FOR approval to fix the number of directors at eight until the next annual meeting of shareholders;

•	FOR the election of the eight director nominees named in this proxy statement;

•	FOR ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009; and

•	AGAINST the shareholder proposal from William Steiner to approve the Maximize Value Resolution.

Shares represented by proxies may also be voted for such other business as may properly come before the annual meeting or at any adjournment thereof.

Participants in the Warwick Valley Telephone Company 401(k) Plan, whose accounts hold shares of our common stock and who complete and return a proxy card, direct the trustee for the plan to vote the shares allocated to their 401(k) plan account as indicated in the proxy card at the annual meeting or at any adjournment thereof. Any common shares in a 401(k) plan account for which no instruction is received will be voted by the trustee for the plan proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank, or other nominee is not voting the shares at the meeting.

Quorum

A quorum must be present to conduct business at the annual meeting. Our by-laws provide that a quorum will be present at the annual meeting if the holders of record of a majority of the common shares issued and outstanding and entitled to vote are present in person or represented by proxy.

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Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

Proposal	Vote Required

1. Approval to fix the number of directors at eight until the next annual meeting of shareholders	Majority of the votes duly cast at the annual meeting
2. Election of eight directors	Plurality of the votes duly cast at the annual meeting
3. Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009	Majority of the votes duly cast at the annual meeting *
4. Shareholder proposal from William Steiner to approve the Maximize Value Resolution	Majority of the votes duly cast at the annual meeting

*	The selection of WithumSmith+Brown, PC is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting the company’s independent registered public accounting firm for subsequent years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote.

Abstentions will have no effect on the proposals to fix the number of directors at eight until the next annual meeting of shareholders, to ratify the selection of our independent registered public accounting firm, and the shareholder proposal from William Steiner to approve the Maximize Value Resolution because, as noted above, to be approved, each of these proposals must receive a majority of the votes cast at the annual meeting on each proposal and shares that abstain from voting on each of these proposals are not deemed cast and thus will not be counted for the purpose of determining the number of shares voting on each proposal.

Broker Non-Votes

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients to vote your shares on routine matters but not otherwise. As a result, your broker may exercise discretion to vote your shares with respect to the proposals to fix the number of directors at eight until the next annual meeting of shareholders, to elect eight directors, and to ratify the selection of our independent registered public accounting firm because these are considered routine matters. Your broker will not have the authority to exercise discretion to vote your shares with respect to the shareholder proposal from William Steiner to approve the Maximize Value Resolution because it is not considered a routine matter.

A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

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Shares subject to broker non-votes are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement, but they will not be counted for the purpose of determining the number of shares voting on the non-routine shareholder proposal from William Steiner to approve the Maximize Value Resolution and thus will not affect the outcome of this proposal.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2008 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission is included in our 2008 annual report. Our 2008 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our Internet website, www.wvtc.com, and going to the “Investor Relations” section of the “Corporate Information” menu;

•	writing to us at: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Joyce A. Stoeberl, Corporate Secretary; or

•	telephoning us at (845) 986-2223.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

The information contained on our website is not a part of this proxy statement.

Householding

We deliver only one annual report and one proxy statement to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of such shareholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to us at the telephone number and address noted below, a separate copy of our annual report and proxy statement to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our annual report and proxy statement in the future should contact us either by calling us at (845) 986-2223 or writing to us at 47 Main Street, Warwick, New York 10990, Attention: Joyce A. Stoeberl, Corporate Secretary. Shareholders sharing an address receiving multiple copies of our annual reports and proxy statements can request a single copy by contacting us in the same manner. Shareholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

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Proposals One and Two

Determination of Number of Directors and Election of Directors

Fixing the Number of Directors; Board Recommendation

Our by-laws require shareholders to fix the size of the board of directors at each annual meeting of shareholders until the next annual meeting of shareholders. The current number of directors as fixed by shareholders at the 2008 annual meeting is eight.

The board of directors recommends a vote in favor of fixing the size of our board of directors at eight until the next annual meeting of shareholders and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR such proposal.

Election of Director Nominees; Board Recommendation

At this year’s annual meeting, shareholders are being asked to elect eight directors, each to hold office until the next annual meeting of shareholders and until his or her successor is elected, or until his or her earlier resignation, removal from office or death.

Based on the recommendation of the corporate governance and nominating committee, we have nominated the following persons for election as directors, all of whom are currently serving on our board of directors:

Jeffrey D. Alario	Wisner H. Buckbee
Duane W. Albro	Robert J. DeValentino
Douglas B. Benedict	Thomas H. Gray
Kelly C. Bloss	Douglas J. Mello

Mr. Albro was elected by the board effective June 2008 to fill the vacancy created by the death of Herbert Gareiss, Jr. He was recommended by a non-management director and proposed by the governance and nominating committee after it reviewed several candidates and he has been nominated for election by the shareholders at the annual meeting as required by applicable law and our by-laws. Since Mr. Albro is an executive officer, he does not and will not receive any compensation for his service as a director.

We recommend the election of the eight nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of the eight director nominees named above.

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Information About Nominees for Election as Directors

Jeffrey D. Alario, 47	Director since 2006; Managing Partner of Alario & Associates, CPAS PLLC, an auditing, financial reporting, tax compliance, and planning firm, since 2000; Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm, since 1995.
Duane W. Albro, 62	Director since June 2008; President and Chief Executive Officer of Warwick Valley Telephone Company since May 2007. From 2005 to 2007, Mr. Albro served as President and Chief Executive Officer of Refinish, a Fort Worth, Texas cell phone recycling company. From 2003 to 2005, he was an industry and investment consultant. Prior to this, he served as Operations Vice President at Cablevision from 2002 to 2003, President and Chief Operating Officer of Net2000 Communications from 2001 to 2002, Operations Vice President at Bell Atlantic-New York from 1997 to 2000 and Group Vice President at NYNEX-New York from 1994 to 1997, the latter two companies being predecessors to Verizon.
Douglas B. Benedict, 44	Director since November 2007; Managing Principal of Regent Advisors, a strategic and business consulting firm since 2008. From 2001 until 2008, he served as Senior Vice President--Business Development for Lockton Companies and Cendant Corp. Prior to 2001, he spent 15 years as an investment banker in New York, London, and Baltimore, primarily with Citigroup and Legg Mason.
Kelly C. Bloss, 45	Director since 2006; President of Knowledge Transfer Group, Inc., a telecommunications and information management consulting firm, since 2000; Vice President, Long Distance Platform, Program, Vendor and Launch Management for Verizon from 1998 to 2000; Vice President for NYNEX/Bell Atlantic Long Distance Company, prior to 1998.
Wisner H. Buckbee, 72	Director since 1991; Chairman of the Board since January 2001; President of Wisner Farms, Inc., an operating dairy farm, since before 2003; President, Downstate Milk Producer Co-Op, Inc. since 1988.
Robert J. DeValentino, 66	Director since 1998; President of Orange Regional Medical Center Foundation from 1998 to 2007 (retired); Eastern Region Communications Manager, Citizens Telecom 1995-1998; District Manager, Middletown, NY for Contel NY, GTE & Citizens Telecom 1989-1995; Director of Network Services, Contel, Central Region, St. Louis, MO 1985-1989.
Thomas H. Gray, 59	Director since 2007; Interim President and Chief Executive Officer of Warwick Valley Telephone Company from January 2007 to April 2007; Founder and President of Telecom Expert Group, a telecommunications advisory firm, since 2001; Director of Mooney Aerospace Group from 2005 to 2006; Managing Director of Mooney Airplane Company in 2004; Vice President with Ameritech, Belgacom, and FLAG Telecom from 1994 until 2001.
Douglas J. Mello, 66	Director since 2006; Founder and President of DJM Advisory Services, Inc., a telecommunications advisory services firm, since 1999; President, Large Business Sales, North for Bell Atlantic Corporation, 1996 to 1999; also held various senior executive positions with NYNEX Corporation prior to 1996.

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Proposal Three

Ratification of the Selection of
Our Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm for 2009

WithumSmith+Brown, PC served as our independent registered public accounting firm for the year ended December 31, 2008.

The audit committee has selected WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009. The selection is being presented to the shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent years.

We have been advised by WithumSmith+Brown, PC that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative the opportunity to make a statement if he or she should so desire.

The board of directors recommends that shareholders vote in favor of the proposal to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2009, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

Fees Paid to WithumSmith+Brown, PC

The following table shows the fees for professional services provided by WithumSmith+Brown, PC during the years ended December 31, 2008 and December 31, 2007:

	Years ended December 31
	2008	2007

Audit Fees	$440,018	$569,517
Audit-Related Fees	29,280	30,483
Tax Fees	45,700	30,000

Total	$514,998	$630,000

Audit Fees

Audit fees paid to WithumSmith+Brown, PC during the years ended December 31, 2008 and December 31, 2007 were for professional services rendered in connection with the integrated audit of our consolidated financial statements, the review of our internal control over financial reporting, and the review of financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Audit-related fees paid to WithumSmith+Brown, PC during the years ended December 31, 2008 and December 31, 2007 were for professional services rendered in connection with the audit of the Annual Report on Form 11-K for the Warwick Valley Telephone Company 401(k) Plan and the audit of our non-management voluntary employee benefit administration plan.

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Tax Fees

Tax fees paid to WithumSmith+Brown, PC during the years ended December 31, 2008 and December 31, 2007 were for professional services rendered in connection with the preparation of federal and state tax returns.

Pre-approval Policy

The audit committee pre-approves all audit and permitted non-audit services performed for us by our independent registered public accounting firm. The audit committee considers each service individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to services without requiring separate consideration by the committee. In determining whether to approve a particular permitted non-audit service, the audit committee considers all ways in which such service could compromise or appear to compromise the independence of our independent registered public accounting firm.

For the years ended December 31, 2008 and December 31, 2007, WithumSmith+Brown, PC provided no services to us other than those described above. All such services provided by and fees paid to WithumSmith+Brown, PC were pre-approved by the audit committee.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of services described above was compatible with maintaining the independence of WithumSmith+Brown, PC and determined that the provision of such services was compatible with such firm’s independence.

Report of the Audit Committee to Shareholders

The following report of the audit committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has:

•	reviewed and discussed our audited financial statements for the year ended December 31, 2008 with our management and with WithumSmith+Brown, PC, our independent registered public accounting firm;

•	discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with our independent registered public accounting firm its independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, and the report of the independent registered public accounting firm, the audit committee

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recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2008 be included in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The audit committee selects our independent registered public accounting firm annually and has submitted such selection for the ratification by shareholders at the annual meeting.

Audit Committee:
Jeffrey D. Alario – Chairman
Douglas B. Benedict
Kelly C. Bloss
Wisner H. Buckbee

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Proposal Four

Shareholder Proposal

The text of the shareholder proposal and the supporting statement that appears below are in the exact form as we received them. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the named proponent.

William Steiner Proposal

Mr. William Steiner, 112 Abbotsford Gate, Piermont, NY 10968, and the beneficial owner of common shares with a market value of at least $2,000, submitted the following proposal for approval by shareholders at the annual meeting.

RESOLVED, that the shareholders of Warwick Valley Telephone Company Corporation urge the Warwick Valley Telephone Company Board of Directors to arrange for the prompt sale of Warwick Valley Telephone Company to the highest bidder.

Supporting Statement of Shareholder

The purpose of the Maximize Value Resolution is to give all Warwick Valley Telephone Company shareholders the opportunity to send a message to the Warwick Valley Telephone Company Board that they support the prompt sale of Warwick Valley Telephone Company to the highest bidder. I believe a strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Warwick Valley Telephone Company shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Warwick Valley Telephone Company Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution:

The prompt auction of Warwick Valley Telephone Company should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both.

The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company’s stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies. I urge your support, vote for this resolution.

Position of the Board of Directors and Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board does not believe the proposed action is in the best interest of the Company or its shareholders. The Board fully recognizes its obligation to maximize long-term shareholder value, consistent with its obligations to customers. However, the Board opposes the view that the best way to maximize value is to put the Company up for sale in an auction process, if conducting an auction means taking the best bid, regardless of how low it may be. Warwick Valley Telephone’s operating company now generates positive cash flow. Thus an auction creates the possibility that the highest bid returns less value to shareholders than is provided by current operations. Further, in light of current economic conditions and the current credit crisis, it is likely that such an auction will currently attract fewer bidders, which

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reduces the likelihood that such an auction would maximize shareholder value. In the past, the Board has carefully reviewed indications of interest from potential buyers with great thoroughness. As part of its fiduciary duty, the Board will continue to research, evaluate, and perform due diligence on any and all strategic options concerning the company that are presented to it.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

The persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy AGAINST such proposal.

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Corporate Governance

Ethics and Values

We have a code of business conduct and ethics that applies to all employees (including our principal executive officer, principal financial officer and principal accounting officer, controller, and persons performing similar functions) and members of the board of directors. The code of ethics is based upon the philosophy that each director, each executive officer, and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage, and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code.

You can find our code of business conduct and ethics on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

We will provide, upon request of any shareholder and without charge, in accordance with the shareholder communication procedures described on page 15 of this proxy statement, a printed copy of our code of business conduct and ethics. The information contained on our website is not a part of this proxy statement.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Board Meetings

The board of directors held six regular meetings and six special meetings during 2008. Each of our incumbent directors attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Attendance

Members of the board of directors are expected to attend all regular and special meetings of the board of directors and of the committees on which they serve. The governance and nominating committee reviews annual attendance during the nomination process each year. In addition, all directors, absent special circumstances, are expected to attend the annual meeting of shareholders. With the exception of Herbert Gareiss, Jr., who did not attend due to health issues, all directors who were serving as directors at the time attended the 2008 annual meeting of shareholders.

Director Independence

The board of directors has determined that all of our directors, other than Mr. Albro and Mr. Gray, are independent pursuant to the independence standards of the Nasdaq Stock Market.

Board Committees

The board of directors has established, among other committees, an audit committee, governance and nominating committee, and a compensation committee.

The current charters of the audit committee, the governance and nominating committee, and the compensation committee are available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

We will provide, upon the request of any shareholder and without charge, in accordance with the shareholder communication procedures described on page 15 of this proxy statement, a printed copy of any or all of these charters. The information contained on our website is not a part of this proxy statement.

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Audit Committee

We have a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The current members of the audit committee are:

Jeffrey D. Alario, Chairman
Douglas B. Benedict
Kelly C. Bloss
Wisner H. Buckbee

The board of directors has determined that each of Mr. Alario, Mr. Benedict, Ms. Bloss, and Mr. Buckbee is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules.

The board of directors has determined that each audit committee member has sufficient knowledge in financial matters to serve on the audit committee. The board of directors has designated Mr. Alario as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Alario, a certified public accountant, qualifies by virtue of his more than 20-year career in public and private accounting.

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system. Our audit committee charter, which has been adopted by the board of directors and is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu, more specifically sets forth the duties and responsibilities of the audit committee. The charter, which the committee reviews annually, defines the duties and responsibilities of the committee to include:

•	recommending to the board of directors the engagement of our independent registered public accounting firm;

•	approving the plan and scope of the estimated audit and the fee before the audit begins;

•	following the audit, reviewing the results and the independent registered public accounting firm’s comments on our system of internal accounting controls with our independent registered public accounting firm;

•	recommending the inclusion of our audited financial statements in our annual report on Form 10-K; and

•	selection of internal auditors and supervision of their activities.

The committee also advises the board of directors as to the implementation of recommendations which have been made pursuant to suggestions of our independent registered public accounting firm.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held five meetings during 2008. The audit committee’s report relating to the year ended December 31, 2008 begins on page 8 of this proxy statement.

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Governance and Nominating Committee

The current members of the governance and nominating committee are:

Kelly C. Bloss, Chairperson
Wisner H. Buckee
Robert J. DeValentino
Douglas J. Mello

The board of directors has determined that each of Ms. Bloss, Mr. Buckbee, Mr. DeValentino, and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

The governance and nominating committee acts pursuant to a written charter adopted by the board and reviewed annually by the committee, which is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

The charter directs the committee to seek and nominate qualified candidates for election or appointment to our board of directors, and to name the chairpersons of the standing committees for the next year. The committee also oversees matters of corporate governance, which includes reviewing the performance and processes of the board, our principles of corporate governance, the charters of the standing committees of the board, our code of business conduct and ethics, and management succession plan, and is responsible for performing such other tasks that are consistent with its charter.

In assessing potential nominees for the board of directors, the committee looks for candidates who possess a wide range of experience, skills, areas of expertise, knowledge, and business judgment. A candidate must also have demonstrated superior performance or accomplishments in his or her professional undertakings. The committee also takes into account the composition and size of the existing board of directors. The committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating shareholder recommendations that it applies in evaluating recommendations from other sources.

Qualified shareholders may contact our Corporate Secretary in writing when proposing a nominee. Pursuant to our by-laws and the governance and nominating committee charter, such recommendations by shareholders for the 2010 annual meeting of shareholders must be received, together with the proposed nominee’s name, age, business and residence address, principal occupation or employment, class and number of company shares beneficially owned, and other relevant information relating to such proposed nominee that is required to be disclosed in a solicitation of proxies for the election of directors, at our principal executive offices no later than the close of business on November 30, 2009.

The governance and nominating committee held four meetings during 2008.

Compensation Committee

The current members of the compensation committee are:

Robert J. DeValentino, Chairman
Douglas B. Benedict
Douglas J. Mello

The board of directors has determined that each of Mr. DeValentino, Mr. Benedict, and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

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The compensation committee is responsible for designing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives. In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee may seek the advice of third party consultants and advisors, but it does not delegate its responsibilities to such persons. The compensation committee authorizes our chief executive officer to set the compensation level for our senior management team, other than his own, within certain parameters set by the compensation committee.

The compensation committee acts pursuant to a written charter adopted by the board of directors and reviewed annually by the committee. The charter was reviewed, amended, and approved by the board of directors on August 20, 2008. A copy of the charter is available on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu.

The compensation committee held 17 meetings during 2008. The compensation committee’s report relating to the year ended December 31, 2008 appears on page 28 of this proxy statement.

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement.

Shareholder Communications

Shareholders wishing to contact the board of directors may write to the President, Corporate Secretary, or Chairman of the Board at 47 Main Street, Warwick, New York 10990, if by mail, or at: d.albro@wvtc.com, j.stoeberl@wvtc.com, or w.buckbee@wvtc.com, respectively, if by e-mail. The Chairman of the Board will review all correspondence received and report all such contacts to the board of directors at the first regular meeting following the contact, unless more urgent action seems advisable.

Shareholders may contact us in the same manner to request copies, without charge, of any of our governance documents.

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Compensation of Named Executive Officers and Directors

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions for our named executive officers. The focus of the discussion is on the fiscal year ended December 31, 2008. However, when relevant, the discussion covers actions regarding compensation for our named executive officers that were taken after the conclusion of 2008.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during the fiscal year ended December 31, 2008. For 2008, in accordance with the rules and regulations of the Securities and Exchange Commission, we determined that the following officers were our named executive officers:

•	Duane W. Albro, our president and chief executive officer; and

•	Kenneth H. Volz, our executive vice president, chief financial officer, and treasurer.

Philosophy

All of our compensation programs are designed to attract and retain key employees, motivate them to achieve, and reward them for superior performance. We believe that our executive compensation program impacts all of our employees by setting general levels of compensation and helping to create an environment of goals, rewards, and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of our executive compensation and incentive programs on all of our employees.

We believe that the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives. We believe that the performance of our named executive officers in managing the company, considered in light of general economic and specific company, industry, and competitive conditions, should be the basis for determining their overall compensation.

Policies and Practices

Historical Compensation Practices

During most of our long operating history, we enjoyed relatively limited competition in our local market and financial stability, directly affected by governmental rate of return regulation. In such an environment, we did not extensively rely upon performance-based incentive bonuses to attract and retain our executive employees. As a career prospect, we represented a stable work environment with higher (relative to other employers) benefit and retirement programs offsetting our relatively lower base salaries. In the past several years, however, our business environment has fundamentally changed and we no longer enjoy either a market relatively free of competition or relatively favorable regulatory treatment. To operate successfully in this new environment, we need to attract and retain key employees with skills and experience that are sought after by other employers. We recognized that in order to become a competitive service provider, our compensation philosophy and programs needed fundamental revision.

In 2007, we instituted a compensation policy for our named executive officers to combine short-term initiatives, such as operating income growth, with longer-term growth in our equity value while also maintaining adherence to our aforementioned core compensation philosophy.

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Initially, we accomplished this by including a stock value appreciation bonus in each of our named executive officer’s previous employment agreements. The stock value appreciation bonus made each named executive officer eligible, without any need to exercise any right, to a bonus in the event of an increase in share value during a calendar year. Such bonus was equal to the aggregate amount of the increase that would have been experienced by a person’s holdings, for Mr. Albro, 50,000 shares of our common stock, and for Mr. Volz, 25,000 shares of our common stock, if such shares were priced at 120% of the market price when the year began. The increase, if any, was to be calculated by using the change in the average daily closing price from one December to the next, except that for 2007, any increase was measured using the average daily closing price for April 2007 as an initial value. No stock value appreciation bonuses were earned for 2007 because there was no aggregate increase in the value of our common shares over the measurement period.

As discussed below under Current Compensation Practices, we instituted a long-term incentive plan to further align our named executive officers’ compensation with our longer-term strategies. This plan allows us the flexibility of granting stock options, restricted stock awards, and other equity derivatives to our named executive officers. In 2008, we granted an option to purchase 45,500 shares to Mr. Albro and an option to purchase 25,000 shares to Mr. Volz. In 2008, we also awarded 9,000 shares of restricted stock to Mr. Albro and 5,000 shares of restricted stock to Mr. Volz. In 2009, the compensation committee granted an option to Mr. Albro to purchase 12,155 shares at $10.02 per share (that being the closing price of our common stock on the Nasdaq Stock Market on the March 20, 2009 grant date) and awarded him 2,404 shares of restricted stock. On the same date, the committee also granted Mr. Volz an option to purchase 18,793 shares at $10.02 per share and awarded him 3,759 shares of restricted stock.

Current Compensation Practices

The compensation committee annually reviews all elements of each named executive officer’s total compensation, utilizing a schedule prepared at the committee’s direction by our human resources department showing internal pay equity. The compensation committee also receives data that allows it to compare the compensation of our named executive officers with that of executive officers in an appropriate market comparison group. In 2008, the compensation committee engaged DolmatConnell & Partners to prepare this market comparison. The market comparison validated the compensation committee’s current compensation practices. The market comparison established a peer group comprised of the following companies: Callwave, Inc., Fibernet Telecom Group, Inc., GoAmerica, Inc., Numerex Corp., Otelco, Inc., Telkonet, Inc., and WPCS International, Inc. Other than to research and advise on executive compensation DolmattConnell & Partners did not provide any other services to us.

The compensation committee determines the annual compensation for our chief executive officer. The compensation committee also determines the aggregate level of compensation to be paid to other members of our senior management team. In setting the aggregate level of executive compensation, the compensation committee considers recommendations made to it by our chief executive officer. Once the committee approves the aggregate level of compensation for our senior management team, it authorizes the chief executive officer to allocate it amongst our senior management team accordingly. In 2008, the committee rewarded achievement of long-term performance objectives with equity compensation and short-term performance goals through a cash bonus award.

The current employment agreement with each of our named executive officers replaces the stock value appreciation bonus component with stock options and restricted stock awards. These stock options and restricted stock awards were granted by the board of directors under the Warwick Valley Telephone

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Company 2008 Long-Term Incentive Plan, referred to in this proxy statement as the LTIP, adopted by our shareholders at our 2008 annual meeting.

The LTIP was initiated by the board of directors to better align the interests of our senior management team with the interests of our shareholders. The board of directors believes that the LTIP will assist us and our affiliates in attracting, motivating, and retaining selected individuals to serve as our employees, directors, consultants, and advisors by providing incentives to such individuals through the ownership and performance of our common stock. The board of directors also determined that the LTIP would provide the compensation committee with the ability to use different forms of awards to accommodate different participant situations or changes in tax rules, accounting rules, or investor attitudes to different forms of compensation awards over time.

Components of Executive Compensation

Our compensation packages with our named executive officers include a base salary, cash bonus, restricted stock, stock options, and perquisites. Each such component is discussed below.

Base Salary.  We pay each of our named executive officers a base salary pursuant to the terms of their employment agreements. The compensation committee determined the base salary for each of our named executive officers with assistance from a compensation consultant, DolmatConnell & Partners. DolmatConnell & Partners provided the compensation committee with a comparative analysis of similar public companies. The compensation committee used this information and the schedule prepared by our human resources department showing internal pay equity. In deciding the amount of base salary to be paid to each named executive officer, the compensation committee also considered our desire to retain our named executive officers, whom we view as critical to achieving our short-term and long-term goals.

Cash Bonus.  We pay each of our named executive officers a cash bonus pursuant to the terms of their employment agreements. We believe cash bonus awards properly align management incentives with annual financial metrics which should serve to benefit all of our constituencies, including, most importantly, our shareholders. Each named executive officer’s cash bonus was targeted at 50% of their base salaries if certain financial performance metrics were met during fiscal 2008. Cash bonuses are typically paid to the executive officers in March of each year. The financial performance metrics are equally weighted and are based on forecasted revenues, EBITDA, net income, and free cash flow. For fiscal 2008, the revenue target was $26,406,000, the EBITDA target was $4,832,000, the free cash flow target was $1,479,000, and the net income target was $5,363,000.

The amount of the cash bonus award is determined by multiplying each named executive officer’s target cash bonus (50% of their base salary) by the sum of the payout factors for each performance metric. The payout factor for each of the four financial performance metrics is determined by multiplying 25% by the quotient of the actual financial performance metric divided by the targeted financial performance metric. Thus, each of our named executive officers are eligible to receive a cash bonus award even if the targets for each of the financial performance metrics are not met, although such cash bonus will be less than the targeted amount. Likewise, there is no cap to the cash bonus award; therefore, our named executive officers could receive a cash bonus award in excess of their targeted cash bonus if the financial performance targets are exceeded. Notwithstanding this formula, the compensation committee has the discretion to determine the amount of the cash bonus award.

The compensation committee determined the target amount of the cash bonus and the financial performance targets with the assistance of DolmatConnell & Partners. In determining the target amount of

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the cash bonus and the financial performance targets the compensation committee considered all of the factors as stated above.

Restricted Stock Awards.  During 2008, we awarded each of our named executive officers with shares of restricted stock. We chose to award each of our named executive officers with shares of restricted stock because it immediately aligns our named executive officers’ interests with those of our shareholders. Restricted stock awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date. The compensation committee determined the size and the vesting schedule of each restricted stock award after considering the DolmatConnell & Partners survey of comparable companies and the desire to augment our named executive officers’ base compensation with a longer-term award. The compensation committee has the discretion to determine the size and terms of restricted stock awards.

Stock Options.  During 2008, we awarded stock options to each of our named executive officers because we believe stock options align their interests with our shareholders’ long-term interests. The compensation committee determined the amount of stock options to award to each of our named executive officers based on the number of common shares outstanding and the percentage it believed provided long-term incentives for each of our named executive officers. The compensation committee has the discretion to determine the size and terms of stock option awards.

Perquisites.  We generally do not provide our named executive officers with benefits that are not integrally and directly related to the performance of the executive officers’ duties. In connection with the hiring of an executive officer who resides outside of Orange County, New York, we, on occasion, agree to reimburse such executive officer for reasonable housing and living expenses. The compensation committee decided to pay our named executive officers for certain housing and living expenses because we wanted each of our named executive officers to have a presence within the community in which we operate. The compensation committee believes these perquisites are a relatively modest way for retaining our named executives (both of whom have permanent residence outside Warwick, New York) and keeping them engaged in our day-to-day operations. We also provide our named executive officers with employee concession services and certain business-related travel.

Stock Ownership Guidelines

During 2008, we adopted stock ownership guidelines for our executive officers. We adopted these guidelines to better align the economic interest of our executive officers and shareholders. Under our stock ownership guidelines, our executive officers must achieve a specified ownership objective within five years of being named to an executive officer position. The stock ownership objective for our chief executive officer is that number of shares with a value of at least one and a half times his annual base salary. The stock ownership objective of our other executive officers is that number of shares with a value of at least half of their annual base salary. The compensation committee has discretion to modify such objectives in case of hardship and it also has the discretion to penalize noncompliance by reducing cash bonus awards.

Change in Control Payments

We have agreed to make certain payments to our named executive officers upon the occurrence of a change of control as defined in each of our named executive officer’s employment agreements. For more information regarding such change of control payments, see “Current Employment Agreements with our Named Executive Officers” on page 23 of this proxy statement. We decided to include change of control payments in each of our named executive officer’s employment agreement because it serves as a further means to attract, recruit and retain our named executive officers. We consider such change in control

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payments an appropriate method to motivate our named executive officers if we decide to pursue a sale of the company as an appropriate way of maximizing shareholder value. Since the board of directors would not consider any such transaction unless shareholder value was maximized, the board of directors believes any such costs for such a change of control payment would be minimal in comparison to the value delivered to shareholders.

Certain Tax and Accounting Implications

The Impact of Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million paid to its chief executive officer and the three other most highly compensated named executive officers as of the end of any fiscal year, excluding the chief financial officer. We do not intend to enter into agreements under which payments are not deductible under Section 162(m).

Nonqualified Deferred Compensation.  The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements by adding Section 409A to the Internal Revenue Code of 1986, as amended. As of January 1, 2009, we believe all of our compensation arrangements that are subject to Section 409A are in documentary compliance with the provisions of this law.

Accounting for Stock-Based Compensation.  We account for stock-based compensation in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. Such stock-based compensation includes awards made under our LTIP.

Changes to Cash Bonus

At the end of 2008, the compensation committee proposed, and the board of directors agreed, to assess the need to modify the current cash bonus plan. The board of directors determined that the current cash bonus plan remained appropriate, but should be amended to adjust for certain specific elements. The compensation committee determined that there should be a re-weighting of the financial measurement metrics for 2009 to reflect “controllable” vs. “non-controllable” elements of our operating and financial performance. The board of directors also decided that there should be a discretionary component of the cash bonus for each named executive officer as determined by the board of directors based upon the compensation committee’s recommendation. Another adjustment to the current cash bonus plan is to include a “cliff” below which no bonus payout would occur for each metric. These changes were approved by our board of directors and will be implemented during 2009.

In October 2008, Messrs. Albro and Volz recognized that the revenue component of their 2008 cash bonus plan would result in the payment of a cash bonus to them despite our attaining significantly less revenue than targeted under the 2008 cash bonus plan. Messrs. Albro and Volz voluntarily requested in writing to the compensation committee, and the committee agreed, that we eliminate the payment of the revenue portion of their 2008 cash bonus.

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Executive Compensation

The following table shows the compensation paid to our president and chief executive officer (our principal executive officer), and to our executive vice president, chief financial officer and treasurer (our principal financial officer) for services rendered to us in all capacities during the years ended December 31, 2008 and December 31, 2007.

2008 SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)(3)(4)	($)(2)(4)(5)	($)(6)	($)(7)	($)
Duane W. Albro	2008	263,462	—	10,780	54,499	72,127	45,942	446,810
President and Chief Executive Officer	2007	167,309	125,000 (1)	0	0	75,000	19,421	386,730
Kenneth H. Volz(8)	2008	250,001	—	5,989	29,944	66,785	70,503	423,222
Vice President, Chief Financial Officer and Treasurer	2007	243,809	—	0	0	60,000	59,889	363,698

(1)	Mr. Albro became our president and chief executive officer on May 1, 2007. This amount reflects a cash signing bonus paid to Mr. Albro pursuant to his employment contract.

(2)	Restricted stock and stock option awards were made under our 2008 Long-Term Incentive Plan, or the LTIP.

(3)	The dollar values of restricted stock awards presented in this column are equal to the corresponding compensation cost determined in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except no estimates for forfeitures have been assumed. SFAS No. 123R requires that the fair value of all share-based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R are set forth in Note 14 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008.

(4)	Information regarding awards of stock-based compensation granted to our named executive officers during 2008 is shown in the 2008 Grants of Plan-Based Awards Table on page 22 of this proxy statement. Such table also presents the aggregate grant date fair value of awards of stock-based compensation granted during 2008 as determined in accordance with SFAS No. 123R.

(5)	The dollar values of stock options presented in this column are equal to the corresponding compensation costs determined in accordance with SFAS No. 123R, except no estimates for forfeitures have been assumed. A discussion of the assumptions used to calculate compensation cost and our SFAS No. 123R methodology are set forth in Note 14 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008.

(6)	The amounts in this column reflect the annual cash bonus compensation earned by Messrs. Albro and Volz pursuant to their respective employment contracts and were paid in March 2009 and 2008, respectively. Messrs. Albro and Volz’s annual cash bonuses are tied to our annual financial performance against certain financial and performance targets for the fiscal year as well as achievement of individual performance goals established by the board of directors. The targets for each named executive officer’s annual bonus opportunity are reported in the 2008 Grants of Plan-Based Awards Table, and the terms of the annual bonuses are described in footnote 2 thereto, on page 22 of this proxy statement.

(7)	See the “All Other Compensation Table” below for additional information regarding the components of this column.

(8)	Mr. Volz served as our interim vice president, chief financial officer, and treasurer from January 18, 2007 to June 3, 2007, and became our executive vice president, chief financial officer, and treasurer on June 4, 2007.

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ALL OTHER COMPENSATION TABLE

The following table shows the components of the amounts included for each named executive officer under the “All Other Compensation” column in the 2008 Summary Compensation Table.

		Employee	Company
		Concession	Contributions	Business-	Housing
		Services	to 401(k) Plans	Related	and Living
Name	Year	($)	($)	Travel($)	Expenses ($)	Total ($)
Duane W. Albro	2008	1,268	6,274	—	38,400	45,942
	2007	825	2,596	—	16,000	19,421
Kenneth H. Volz	2008	1,869	11,034	—	57,600	70,503
	2007	706	7,819	11,062	40,302	59,889

2008 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding the grants of stock options, restricted shares, and non-equity incentive plan awards to our named executive officers for fiscal year ended December 31, 2008.

						Grant Date
			Estimated Possible	Estimated Future	Exercise or	Fair Value
			Payouts Under Non-	Payouts Under	Base Price	of Stock
	Award		Equity Incentive Plan	Equity Incentive Plan	of Option	and Option
	Type	Grant	Awards (1)	Awards	Awards	Awards
Name	(2)	Date	Target ($)(3)	Target (#)(4)	($/Sh)	($)(5)
Duane W. Albro	Annual Cash Bonus		135,000

	Stock Option	9/08/08		45,500 (6)	10.78	490,490

	Restricted Stock	9/08/08		9,000 (7)		97,020

Kenneth H. Volz	Annual Cash Bonus		125,000

	Stock Option	9/08/08		25,000 (6)	10.78	269,500

	Restricted Stock	9/08/08		5,000 (7)		53,900

(1)	The amounts shown under this column represents the potential payouts to Messrs. Albro and Volz under the annual cash bonus provisions of their employment agreements.

(2)	Annual Cash Bonuses. Messrs. Albro and Volz were eligible for an annual cash bonus in 2008 targeted at 50% of their base pay for the attainment of financial targets based on four (4) key performance goals, each weighted at 25%. The four metrics: (1) Revenues of $26,406,000; (2) EBITDA of $4,832,000; (3) Free Cash Flow of $1,479,000; and (4) Net Income of $5,363,000. The amount of the cash bonus award is determined by multiplying each named executive officer’s target cash bonus (50% of their base salary) by the sum of the payout factors for each performance metric. The payout factor for each of the four financial performance metrics is determined by multiplying 25% by the quotient of the actual financial performance metric divided by the targeted financial performance metric. See “Components of Executive Compensation” on page 18 of this proxy statement for more information regarding the annual cash bonus.

Long-Term Incentive Plan. For the year 2008, Messrs. Albro and Volz were eligible for an LTIP award composed of stock options and shares of restricted stock. See “Components of Executive Compensation” on page 18 of this proxy statement for more information regarding the annual LTIP awards.

(3)	There is no minimum or maximum amount payable under the 2008 cash bonus plan and awards are granted at the discretion of the compensation committee.

(4)	There is no minimum or maximum equity award under the LTIP and any awards granted under the LTIP are at the discretion of the compensation committee.

(5)	The dollar values of stock option awards and restricted stock awards disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were assumed. A discussion of the assumptions used to calculate the grant date fair values are set forth in Note 14 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008.

(6)	Stock option awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

(7)	Restricted stock awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

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Overview of 2008 Summary Compensation Table and 2008 Grants of Plan-Based Awards Table

The elements of compensation for our named executive officers include base salary, cash bonus plan, restricted stock and stock options, health, disability and life insurance, 401(k) matching contributions, and perquisites.

Current Employment Agreements with our Named Executives Officers

Duane W. Albro

Our employment agreement with Mr. Albro provides for a two-year term of employment effective from May 2, 2008 that will automatically be renewed for successive one-year terms, unless we or Mr. Albro give written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal periods. The agreement may be terminated at any time by us or by Mr. Albro upon 30 days written notice. Mr. Albro’s base salary is $270,000 per year, subject to annual increases as we may determine.

Mr. Albro is eligible to receive an annual cash bonus each year as determined in accordance with the applicable plan approved by the compensation committee of the board of directors for him for such year. The applicable cash bonus plan approved for 2008 provided for a targeted cash bonus of 50% of Mr. Albro’s base salary. In order to receive his targeted cash bonus, four financial metrics each weighed at 25% had to be met. The criteria necessary to be attained were as follows: (1) revenues of $26,406,000; (2) EBITDA of $4,832,000; (3) free cash flow of $1,479,000; and (4) net income of $5,363,000. In order to receive a cash bonus, Mr. Albro must be actively employed by us on the respective payment date. The cash bonus is typically paid in March of each year.

Mr. Albro is eligible to participate in and receive incentive compensation under our LTIP. Mr. Albro was granted an option to purchase 45,500 shares at $10.78 per share and 9,000 shares of restricted stock as incentive compensation in 2008.

We provide Mr. Albro with a $3,200 per month housing and travel allowance for the duration of his employment, which also includes remuneration to defray tax consequences. Mr. Albro is eligible to participate in and receive benefits under our 401(k) savings plan, and he is eligible to participate in any health and welfare benefits such as medical and dental benefits, life insurance, and short- and long-term disability. Mr. Albro is eligible to receive at least four (4) weeks of vacation per calendar year, accrued and earned on a daily basis, as well as other types of paid time off. He is also provided with a PDA or mobile phone, as well as concession telephone, toll, DSL, and in-territory digital television services consistent with those available to other executives.

Mr. Albro will be entitled to compensation and benefits following termination of his employment upon the occurrence of any of the following events. If Mr. Albro is terminated without cause and not in connection with a change of control, Mr. Albro will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Albro is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction, or a

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sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph with the following changes. Mr. Albro will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. In addition, vesting on any unvested or restricted equity compensation such as stock options and restricted stock will be accelerated. We are also obligated to compensate Mr. Albro for any excise taxes imposed upon him from receiving a lump sum payment from us.

Mr. Albro also entered into a confidentiality, non-solicitation, and non-competition agreement with us, and an agreement with us indemnifying him with respect to certain legal costs and expenses pursuant to our by-laws and the New York Business Corporation Law. This agreement is in the form previously utilized by us with other officers and directors.

Kenneth H. Volz

Our employment agreement with Mr. Volz provides for a two-year term of employment effective from June 4, 2008 that will automatically be renewed for successive one-year terms, unless we or Mr. Volz give written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal periods. The agreement may also be terminated at any time by us or by Mr. Volz upon 30 days written notice. Mr. Volz’s base salary is $250,000 per year, subject to annual increases as we may determine.

Mr. Volz is eligible for an annual cash bonus each year as determined in accordance with the applicable plan approved by the compensation committee of the board of directors for him for such year. The applicable cash bonus plan approved for 2008 provided for a targeted cash bonus of 50% of his base salary. In order to receive his targeted cash bonus, four financial metrics, each weighed at 25%, had to be met. The criteria necessary to be attained were as follows: (1) revenues of $26,406,000; (2) EBITDA of $4,832,000; (3) free cash flow of $1,479,000; and (4) net income of $5,363,000. In order to receive a cash bonus, Mr. Volz must be actively employed by us on the respective payment date. The cash bonus is typically paid in March of each year.

Mr. Volz is eligible to participate in and receive incentive compensation under our LTIP. Mr. Volz was granted an option to purchase 25,000 shares at $10.78 per share and 5,000 shares of restricted stock as incentive compensation in 2008.

We provide Mr. Volz with a $4,800 per month housing and travel allowance for the duration of his employment, which also includes remuneration to defray tax consequences. Mr. Volz is eligible to participate in and receive benefits under our 401(k) savings plan, and he is eligible to participate in any health and welfare benefits such as medical and dental benefits, life insurance, and short- and long-term disability. Mr. Volz is eligible to receive at least four (4) weeks of vacation per calendar year, accrued and earned on a daily basis, as well as other types of paid time off. He is also provided with a PDA or mobile phone, as well as concession telephone, toll, DSL, and in-territory digital television services consistent with those available to other executives.

Mr. Volz will be entitled to compensation and benefits following termination of his employment upon the occurrence of any of the following events. If Mr. Volz is terminated without cause and not in connection with a change of control, Mr. Volz will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts would be in a lump sum payment. Mr. Volz will also be entitled to the continuation of benefits for

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a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Volz is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction, or a sale of substantially all of our assets where, as a result, our then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph with the following change. Mr. Volz will receive a payment equal to 150% of his base salary and target cash bonus. In addition, vesting on any unvested or restricted equity compensation such as stock options and restricted stock will be accelerated. We are also obligated to compensate Mr. Volz for any excise taxes imposed upon him from receiving a lump sum payment from us.

Mr. Volz also entered into a confidentiality, non-solicitation, and non-competition agreement with us, and an agreement with us indemnifying him with respect to certain legal costs and expenses pursuant to our by-laws and the New York Business Corporation Law. Such agreement is in the form previously utilized by us with other officers and directors.

Long-Term Incentive Plan

The employment agreements for Messrs. Albro and Volz each reflect a long-term incentive bonus compensation of stock options and restricted shares of stock. After the first anniversary of the grant date, both options and restricted stock grants vest in annual one-third increments. Prior to vesting, restricted stock held by the named executive officers will have all other normal rights as a shareholder including voting and dividend rights.

Perquisites

We generally do not provide our named executive officers with benefits that are not integrally and directly related to the performance of the executive officers’ duties. In connection with the hiring of an executive officer who resides outside of Orange County, New York, we, on occasion, agree to reimburse for reasonable housing and living expenses. We also provide our named executive officers with employee concession services and certain business-related travel.

Other Compensation

Our named executive officers are eligible to participate in our 401(k) defined contribution plan. In any plan year, we make a matching contribution to each management participant equal to 4.5% of the participant’s eligible compensation, up to a maximum matching contribution of $15,500. Prior to September 1, 2007, the matching contribution amount was 9%. Matching contributions are applicable to all plan eligible employees. All of our named executive officers participated in our 401(k) plan during the year ended December 31, 2008 and received matching contributions.

Salary and Bonus as a Percent of Total Compensation

The annual salary and bonuses paid to our named executive officers for the year ended December 31, 2008 are shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2008 Summary Compensation Table on page 21 of this proxy statement.

The salary and bonuses paid to each of our named executive officers constituted the following percentage of each named executive officer’s total compensation:

Duane W. Albro	75%
Kenneth H. Volz	75%

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

The table below presents information regarding the number and value of stock options and the number and value of restricted stock awards at December 31, 2008.

	Option Awards			Stock Awards
Equity Incentive
	Plan Awards:				Equity Incentive
	Number of			Equity Incentive	Plan Awards:
	Securities			Plan Awards:	Market or Payout
	Underlying			Number of Unearned	Value of Unearned
	Unexercised			Shares, Units or	Shares, Units or
	Unearned	Option	Option	Other Rights That	Other Rights That
	Options	Exercise	Expiration	Have Not Vested	Have Not Vested
Name	(#)	Price($)	Date	(#)	($)(1)

Duane W. Albro	45,500 (2)	10.78	9/08/2018	9,000 (4)	82,260
Kenneth H. Volz	25,000 (3)	10.78	9/08/2018	5,000 (5)	45,700

(1)	The amounts presented in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($9.14) on December 31, 2008. Amounts paid as dividends on restricted stock awards are paid to the grantee.

(2)	Assuming continuous service as an employee with us these stock options vest: 15,166 on September 8, 2009; 15,167 on September 8, 2010; and 15,167 on September 8, 2011.

(3)	Assuming continuous service as an employee with us these stock options vest: 8,333 on September 8, 2009; 8,333 on September 8, 2010; and 8,334 on September 8, 2011.

(4)	Assuming continuous service as an employee with us, this restricted stock award vests in three equal installments on September 8, 2009, September 8, 2010, and September 8, 2011.

(5)	Assuming continuous service as an employee with us, this restricted stock award vests: 1,666 on September 8, 2009; 1,667 on September 8, 2010; and 1,667 on September 8, 2011.

Compensation of Directors

Overview of Compensation and Procedures

In 2006, the board reviewed the level of compensation of our non-employee directors to determine the adequacy of the current level of compensation. This data was obtained from a number of different sources including:

•	limited publicly available data describing director compensation in peer companies; and

•	information obtained directly from other companies.

As a result of this review, the board determined to increase the annual retainer of non-employee directors, beginning January 1, 2007, to $25,000 per year. The fees for committee meetings were set at $500 per meeting, with the committee chairperson receiving an additional $200 per meeting. Such fees applied for 2008. Directors are given the opportunity to choose to receive up to half of their compensation in shares of our common stock. As noted in the Security Ownership of Management table on page 30 of this proxy statement, all directors hold shares of our common stock.

In addition to the annual retainer and meeting fees, directors are also reimbursed for travel expenses for board and committee meetings that they attend in person.

During the year ended December 31, 2008, certain non-employee directors also received concession services from us. Mr. Demarest and Mr. Gareiss both received telephone, Internet, and digital television concessions in the amounts of $593 and $868 respectively. These amounts are reported in the “All Other Compensation” column of the 2008 Director Summary Compensation Table below.

Stock Ownership Guidelines

During 2008, we adopted stock ownership guidelines for our directors. We adopted these guidelines to better align the economic interest of our directors and shareholders. Under our stock ownership

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guidelines, our directors must achieve a specified ownership objective within five years of being appointed to the board. The stock ownership objective for our directors is that number of shares with a value of at least two times their annual retainer. The compensation committee has discretion to modify such objectives in case of hardship and it also has the discretion to penalize noncompliance by reducing a director’s annual retainer.

2008 Director Summary Compensation Table

The following table shows information regarding the compensation paid to our non-employee directors for their service during the year ended December 31, 2008.

	Fees Earned or		All Other
	Paid in Cash	Pension	Compensation	Total
Name(1)	($)	Earnings ($)(2)	($)(3)	($)

Jeffrey D. Alario	35,250			35,250
Douglas B. Benedict	41,250		53	41,303
Kelly C. Bloss	30,600			30,600
Wisner H. Buckbee	30,900			30,900
Philip S. Demarest(4)	8,967	17,064	593	26,624
Robert J. DeValentino	40,100		3,269	43,369
Herbert Gareiss, Jr.(5)	9,066	17,831	988	27,885
Thomas H. Gray	27,400		5,479	32,879
Douglas J. Mello	39,167		453	39,620

(1)	Mr. Albro, our president and chief executive officer, is not entitled to any compensation for his service as a director. See the 2008 Summary Compensation Table on page 21 of this proxy statement for compensation information for Mr. Albro.
(2)	Messrs. Demarest and Gareiss were previously employed by us and are entitled to a pension as former employees rather than as directors.
(3)	Amounts shown for Mr. Demarest include concession services of $593; amounts shown for Mr. Gareiss include concession services of $868 and business-related travel expenses of $120. Amounts shown for Messrs. Benedict, DeValentino, Gray, and Mello are for business-related travel.
(4)	Mr. Demarest retired from the board of directors on April 25, 2008.
(5)	Mr. Gareiss served as a director until his death on May 11, 2008.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of our company or any of its subsidiaries during the year ended December 31, 2008; (2) was formerly an officer of our company or any of its subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, none of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

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Report of the Compensation Committee to Shareholders

The following report of the compensation committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

We have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:
Robert J. DeValentino – Chairman
Douglas B. Benedict
Douglas J. Mello

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Security Ownership of Certain Beneficial Owners

The table below shows certain information, as of March 10, 2009, regarding the only persons known to us to be the record or beneficial owner of more than 5% of our common stock, with percentages based on 5,370,780 common shares outstanding.

	Number of Shares	Percent
Name and Address	of Common Stock	of
of Beneficial Owner	Beneficially Owned	Class

Julia S. Barry (1) Warwick, NY 10990	361,020	6.7%

Bank of America (2) 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255	354,568	6.6%

Advisory Research, Inc. (3) 180 North Stetson Street Suite 5500 Chicago, IL 60601	275,758	5.1%

(1)	Julia S. Barry is also the beneficial owner of 143 shares of our 5% preferred stock, or 2.9% of that class based on 5,000 issued and outstanding shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G dated February 11, 2009 filed jointly with the Securities and Exchange Commission by Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, NA, Columbia Management Group, LLC, and Columbia Management Advisors, LLC. Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America, NA, and Columbia Management Group, LLC share voting power with respect to 341,926 of such shares and share dispositive power with respect to all 354,568 shares. Columbia Management Advisors, LLC has sole voting power with respect to 341,926 shares, sole dispositive power with respect to 351,378 shares, and shared dispositive power with respect to 3,190 shares.

(3)	This information as to the beneficial ownership of shares of our common stock is based on Schedule 13G dated February 13, 2009 filed with the Securities and Exchange Commission by Advisory Research, Inc. which has sole voting and sole dispositive power with respect to all 275,758 shares.

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Security Ownership of Management

The table below shows, as of March 10, 2009, certain information regarding shares of our capital stock held by: (1) each of our directors and director nominees; (2) each of our named executive officers as defined on page 16 of this proxy statement; and (3) all directors and executive officers as a group.

				Percent
		Number of Shares		of
Name of Beneficial Owner	Title of Class	Beneficially Owned(1)		Class(1)

Directors and Director Nominees
Duane W. Albro	Common	10,330	(2)	*
Jeffrey D. Alario	Common	3,400	(3)	*
Kelly C. Bloss	Common	2,000		*
Douglas B. Benedict	Common	3,600	(4)	*
Wisner H. Buckbee	Common	24,742		*
	5% Preferred	40		*
Robert J. DeValentino	Common	2,400		*
Thomas H. Gray	Common	1,450	(6)	*
Douglas J. Mello	Common	1,325		*

Named Executive Officers
Duane W. Albro	Common	10,330	(2)	*
Kenneth H. Volz	Common	7,965	(5)	*
All directors and executive officers as a group (9 persons)	Common	57,212		1.1%
	5% Preferred	40		*

(1)	As reported by such persons as of March 10, 2009, with percentages based on 5,370,780 shares of common stock outstanding and 5,000 shares of 5% preferred stock issued and outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table as noted by an asterisk.

(2)	The amount shown includes 930 shares of common stock held indirectly by Mr. Albro in our 401(k) plan and 9,000 shares of restricted stock awarded to Mr. Albro under the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan.

(3)	The amount shown includes 2,400 shares of common stock held jointly by Mr. Alario and his spouse.

(4)	The amount shown includes 100 shares of common stock held jointly by Mr. Benedict and his spouse.

(5)	The amount shown includes 2,965 shares of common stock held jointly by Mr. Volz and his spouse and 5,000 shares of restricted stock awarded to Mr. Volz under the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan.

(6)	This amount does not include 2,800 shares purchased by Mr. Gray on March 23, 2009.

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Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2008, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Alario who filed one late report reporting one transaction and Mr. Gray who filed one late report reporting two transactions. In making this statement, we have relied solely on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval, or Ratification of Related Person Transactions

Our board of directors has adopted a policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related party transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related party transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to us; (4) whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There are no existing related party transactions.

Other Matters

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

-  31  -

Shareholder Proposals for the 2010 Annual Meeting

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at our 2010 annual meeting of shareholders, the proposal must be addressed to our Secretary, and be received at our principal executive offices at 47 Main Street, Warwick, New York 10990, no later than November 30, 2009 in order to be included in our proxy statement and form of proxy relating to such annual meeting of shareholders. This is also the date by which any such proposal must be submitted under the advance notice provisions of our by-laws. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held our common shares amounting to at least $2,000 in market value or one percent of our common shares outstanding for at least one year prior to the date on which such proposals are submitted. Furthermore, such shareholders must continue to own at least that amount of our common shares through the date on which the annual meeting of shareholders is held.

Rule 14a-4 of the Securities and Exchange Commission’s proxy rules allows us to exercise discretionary voting authority to vote on matters that come before the annual meeting of shareholders if we do not have notice of these matters at least 120 days before the date corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting of shareholders or November 30, 2009. This is the date specified by the advance notice provision in our by-laws.

By Order of the Board of Directors

Joyce A. Stoeberl, Secretary

Warwick, New York
March 30, 2009

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APPENDIX A

DIRECTIONS TO ANNUAL MEETING SITE

Warwick Valley Telephone Company Annual Meeting

April 24, 2009 - 2:00 p.m.

DIRECTIONS

The Harness Racing Museum and Hall of Fame
240 Main Street, Goshen, NY 10924

FROM THE NORTH
NYS Thruway (Route 87S) to Route 84W to Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past second traffic light on the right.

FROM THE NORTHWEST
Route 17E to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE WEST
Route 84E to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207.
Museum is 1/4 mile past the second traffic light on the right.

FROM THE SOUTH or NJ
Route 287 or the Garden State Parkway to NYS Thruway (Route 87N)
(then follow directions from New York City).

FROM NEW YORK CITY
NYS Thruway (Route 87N) to Exit 16 (Route 17W) to Exit 124; left at traffic light.
Next light turn right onto Route 207. Museum is 1/4 mile past next traffic light on the right.

FROM THE EAST
Route 84W to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207
Museum is 1/4 mile past second traffic light on the right.

A-1

ANNUAL MEETING OF SHAREHOLDERS OF
WARWICK VALLEY TELEPHONE COMPANY
April  24, 2009
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS, “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW, “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF WithumSmith+Brown, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL FROM WILLIAM STEINER TO APPROVE THE MAXIMIZE VALUE RESOLUTION.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON April 24, 2009:
The proxy statement and annual report to security holders
are available at www.wvtc.com/shareholder.
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

2 0 8 3 3 0 3 0 0 0 0 0 0 0 0 0 1 0 0 0 7	0 4 2 4 0 9

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
2. PROPOSAL TO ELECT EIGHT DIRECTORS					1.	PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Jeffrey D. Alario Duane W. Albro Douglas B. Benedict Kelly C. Bloss		3.	PROPOSAL TO RATIFY THE SELECTION OF WithumSmith+Brown, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡
		¡	Wisner H. Buckbee		4.	SHAREHOLDER PROPOSAL FROM WILLIAM STEINER TO APPROVE THE MAXIMIZE VALUE RESOLUTION.	☐	☐	☐
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡	Robert J. DeValentino Thomas H. Gray Douglas J. Mello
					IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

					TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●					THIS PROXY REVOKES ALL PRIOR PROXIES.

					Please check here if you plan to attend the meeting.		☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1
WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET, WARWICK, NY 10990
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOYCE A. STOEBERL and DORINDA MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 24, 2009 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BY YOU AND REVOKES ANY PRIOR PROXY GIVEN BY YOU. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: IN FAVOR OF THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT EIGHT UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS; IN FAVOR OF THE ELECTION OF NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF WithumSmith+Brown, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AGAINST THE SHAREHOLDER PROPOSAL FROM WILLIAM STEINER TO APPROVE THE MAXIMIZE VALUE RESOLUTION. YOU ACKNOWLEDGE RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED MARCH 30, 2009, DESCRIBING MORE FULLY THE PROPOSALS LISTED IN THIS PROXY.

(Continued and to be signed on the reverse side.)
COMMENTS:

14475